UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2007

ATS Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18602	41-1595629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3905 Annapolis Lane North, Minneapolis, Minnesota		55447
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-553-7736

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2007, ATS Medical, Inc. (the "Company") and Richard A. Curtis, the Company’s Vice President of Corporate Development, entered into a Confidential Separation Agreement and Release (the "Separation Agreement") to set forth the terms and conditions under which Mr. Curtis and the Company will terminate his employment relationship, as described below in Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2007, the Company and Richard A. Curtis, the Company’s Vice President of Corporate Development, agreed to terminate Mr. Curtis’ employment relationship with the Company.

On November 14, 2007, Mr. Curtis and the Company entered into the "Separation Agreement to set forth the terms and conditions under which Mr. Curtis and the Company will terminate his employment relationship. Under the Separation Agreement, Mr. Curtis will be entitled to receive the following payments: (a) as consideration for the terms contained in the Separation Agreement, including Mr. Curtis’ release of claims, his agreement to maintain the confidentiality of the Separation Agreement, his promise to abide by the restrictive covenants in his employment agreement with the Company and his agreement to be available, while the biweekly payments described below are ongoing, for up to 10 hours per month as the Company may reasonably request from time to time for consultation with respect to historical transactions in which he was involved while employed by the Company, Mr. Curtis will receive 13 biweekly payments of $8,079.87, the total amount of such payments to be $105.038.31, less applicable withholdings for taxes; (b) the Company will pay Mr. Curtis’ health and dental insurance premiums through May 2008; (c) the Company will allow the vesting of Mr. Curtis’ options to purchase 25,300 shares of ATS Common Stock which are scheduled to vest on or before January 10, 2008; (d) Mr. Curtis will be paid $31,860.00 for accumulated PTO hours; and (e) Mr. Curtis will be paid a one time payment of $8,558.97, less applicable withholdings for taxes. Receipt of these amounts is also subject to the expiration, without being exercised, of certain rights to rescind the Separation Agreement granted to Mr. Curtis under applicable law. The Separation Agreement also contains a general release of claims against the Company by Mr. Curtis.

The Separation Agreement will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS Medical, Inc.

November 20, 2007	By:	Michael R. Kramer

Name: Michael R. Kramer
Title: Chief Financial Officer